                        EXHIBIT-5.1
                        -----------
            [LETTERHEAD OF THOMPSON COBURN LLP]




March 31, 1999


Intrav, Inc.
7711 Bonhomme Avenue
St. Louis, MO  63105-1961


Re: Public Offering pursuant to Registration Statement On Form S-2 (File No. 333-73101)
      --------------------------------------------------------------

Ladies and Gentlemen:

We have acted as counsel for Intrav, Inc. (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 2,875,000 shares ("Shares") of the common stock of the Company, $.01 par value per share, of which 500,000 Shares are being issued by the Company, 2,000,000 Shares are being sold by the Revocable Trust of Barney A. Ebsworth (the "Selling Shareholder"), and 75,000 and 300,000 Shares may be sold by the Company and the Selling Shareholder, respectively, solely to cover over-allotments in connection with the offering. The Shares are proposed to be sold on the terms and conditions to be set forth in the form of underwriting agreement by and among the Company, the Selling Shareholder, A.G. Edwards & Sons, Inc., EVEREN Securities, Inc. and Stifel, Nicolaus & Company, Incorporated, as representatives of the several underwriters named therein (the "Underwriting Agreement"), filed as Exhibit No. 1 to the captioned registration statement. In connection with this opinion, we have examined such corporate records, certificates and other documents as we have considered necessary or appropriate for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity of the originals of all documents submitted to us as copies.

Based on such examination, we are of the opinion that:

1. The Company has been duly incorporated and is in good standing under the laws of the State of Missouri.

2. When the registration statement (the "Registration Statement") on Form S-2 (File No. 333-73101) relating to the Shares has become effective under the Act and the sale of the Shares has been consummated pursuant to the Underwriting Agreement, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

We hereby consent to be named in the Registration Statement, and in the Prospectus that constitutes a part thereof, as the attorneys who will pass upon the validity of the Shares, and to the filing of this opinion as an exhibit to this Registration Statement.

Very truly yours,
/s/ Thompson Coburn LLP
Thompson Coburn LLP